UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported)  September 21, 2006


                   AEI INCOME & GROWTH FUND 24 LLC
      (Exact name of registrant as specified in its charter)


       State of Delaware             000-49653        41-1990952
(State or other jurisdiction   (Commission File     (IRS Employer
       of incorporation)              Number)      Identification No.)


      30 East 7th Street, Suite 1300, St. Paul, Minnesota, 55101
             (Address of Principal Executive Offices)


                            (651) 227-7333
       (Registrant's telephone number, including area code)


  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written  communication  pursuant  to  Rule  425  under  the
      Securities Act (17 CFR 230.425)
[  ]  Soliciting  material  pursuant to  Rule  14a-12  under  the
      Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
      (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to  Rule  13e-4(c)
      under the Exchange Act
       (17 CFR 240.13e-4(c))


Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

       On September 21, 2006, the Company purchased an Applebee's restaurant in Fishers, Indiana for $2,954,256 from Apple Indiana II LLC, an unrelated third party. The property is leased to the seller under a Lease Agreement with a primary term of 20 years. The lease may be renewed by the tenant for up to four consecutive terms of five years each. The Lease requires an initial annual rent of $216,547, which will increase every five years by 7.5%. The Lease is a triple net lease under which the lessee is responsible for payment of all real estate taxes, insurance, maintenance, repairs and operating expenses of the property.

       The Company purchased the property with cash received from the sale of other property. The store was constructed in 1995 and is a 5,392 square foot building situated on approximately 1.3 acres. The freestanding restaurant is located at 8310 E. 96th Street, Fishers, Indiana.

        Apple Indiana II LLC is a subsidiary of Apple American Group LLC (AAG), which has guaranteed the lease. As of September 2006, AAG operated approximately 130 Applebee's restaurants in eight states and was the largest franchisee in the Applebee's system. For the fiscal year ended December 25, 2005, AAG reported a net worth of approximately $38.9 million, earnings before interest, taxes, depreciation and amortization of approximately $21.3 million, and a net loss, after one-time special charges totaling approximately $10 million, of $0.8 million. AAG is a privately held company.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

      (a) Financial statements of businesses acquired - Because the property acquired is subject to a net lease and represents less than 20% of the total assets of the
          Company   as   of  December  31,  2005,  no   financial
          statements are required.

      (b) Pro  forma  financial information - A limited number  of pro forma adjustments are required to illustrate the effects of the above transaction on the Company's
          balance  sheet  and  income statement.   The  following
          narrative description is furnished in lieu of the pro forma statements:

          Assuming the Company had acquired the property on January 1, 2005, the Company's Investments in Real Estate would have increased by $2,954,256 and its
          Current   Assets   (cash)  would  have   decreased   by
          $2,954,256.

          For the year ended December 31, 2005, Income from Continuing Operations would have increased $145,777, representing an increase in rental income of $216,547 and an increase in depreciation expense of $70,770. For the six months ended June 30, 2006, Income from Continuing Operations would have increased $72,888, representing an increase in rental income of $108,273 and an increase in depreciation expense of $35,385.

          The net effect of these pro forma adjustments would have caused Net Income to increase from $493,638 to $639,415 and from $850,044 to $922,932, which would have resulted in Net Income of $24.81 and $35.53 per LLC Unit outstanding for the year ended December 31, 2005 and the six months ended June 30, 2006, respectively.

      (c) Shell company transactions - Not Applicable.

      (d) Exhibits.

          Exhibit 10.1  - Assignment and Assumption  of  Purchase
          Agreement dated September 11, 2006 between the Company and AEI Fund Management, Inc. relating to the Property at 8310 E. 96th Street, Fishers, Indiana.

          Exhibit 10.2 - Net Lease Agreement dated September  21,
          2006 between the Company and Apple Indiana II LLC relating to the Property at 8310 E. 96th Street,
          Fishers, Indiana.



                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AEI INCOME & GROWTH FUND 24 LLC

                              By: AEI Fund Management XXI, Inc.
                                 Its:  Managing Member

Date:  September 26, 2006       /s/ Robert P Johnson
                              By:   Robert P. Johnson
                                 Its:  President